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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)

     District of Columbia                               52-089-1669
   (State of incorporation                            (I.R.S. Employer
       or organization)                             Identification No.)

                              2201 Cooperative Way
                             Herndon, Virginia 20171
          (Address of principal executive offices, including zip code)

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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                                                                 Name of each exchange on which
         Title of each class to be so registered                 each class is to be registered
         ---------------------------------------                 ------------------------------
        7.375% Quarterly Income Capital Securities                  New York Stock Exchange
            (Subordinated Deferrable Interest
                  Debentures Due 2047)


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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         The Commission is respectfully requested to send copies of all notices, orders and communications to:

               MARK L. WEISSLER                       THOMAS R. BROME
       MILBANK, TWEED, HADLEY & MCCLOY            CRAVATH, SWAINE & MOORE
           1 CHASE MANHATTAN PLAZA                   825 EIGHTH AVENUE
           NEW YORK, NEW YORK 10005               NEW YORK, NEW YORK 10019





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         The Quarterly Income Capital Securities (Subordinated Deferrable Interest Debentures) (the "Debentures") to be registered hereunder are described under the heading "DESCRIPTION OF THE CAPITAL SECURITIES" in the prospectus supplement, dated August 26, 1998 (the "Prospectus Supplement") and under the heading "DESCRIPTION OF DEBT SECURITIES" in the prospectus, dated June 5, 1998 (the "Prospectus"), in each case as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), on August 28, 1998. The Prospectus forms a part of registration statement No. 333-53847 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act on May 28, 1998, and was declared effective by the Commission on June 5, 1998. The aforementioned description in the Prospectus Supplement and Prospectus is hereby incorporated by reference into this Item 1.

Item 2.  Exhibits.

1. Form of Indenture relating to debt securities of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed October 28, 1996, and incorporated herein by reference).


2. Specimen of the Debentures (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed August 28, 1998, and incorporated herein by reference).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  August 28, 1998             NATIONAL RURAL UTILITIES COOPERATIVE
                                    FINANCE CORPORATION

                                    /s/ Steven L. Lilly
                                    -------------------
                                    Name:  Steven L. Lilly
                                    Title: Senior Vice President
                                            and Chief Financial Officer
                                            (Principal Financial Officer)





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